Exhibit 10.65

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) dated as of February 20, 2006 (the “Effective Date”), is entered into between Dale N. Gerding, M.D., an individual (“Dr. Gerding”), and ViroPharma Incorporated, a Delaware corporation (“ViroPharma”).

WHEREAS, Dr. Gerding is an individual inventor involved in the design and discovery of molecules and biologicals which affect diseases including Clostridium difficile associated diseases and is the owner of an invention embodied in U.S. Patent and Trademark Office Patent *** and ***.

WHEREAS, the development of the above referenced patent was funded in part by the United States Department of Veterans Affairs and as a consequence, the licenses granted under this Agreement are subject to overriding obligations to the U.S. Government as set forth in 37 CFR Part 501 and applicable government implementing regulations. Pursuant to 37 CFR Part 501, Dr. Gerding is required by law to grant to the U.S. Government a non-transferable, paid up, non-exclusive, irrevocable license to use the invention by or on behalf of the U.S. Government for all governmental purposes throughout the world. Dr. Gerding has granted the aforementioned non-exclusive license to the invention to the U.S. Government.

WHEREAS, ViroPharma is engaged in the research, development, production, and sale of pharmaceutical products including Clostridium difficile-Associated Disease products, and desires to obtain an exclusive worldwide license in such technology to develop and commercialize products for use in the field of treatment and prevention of Clostridium difficile-Associated Disease.

WHEREAS, the parties desire that ViroPharma shall be responsible for the development of, obtaining regulatory approval for, manufacturing, marketing and selling the Products world-wide, ***, as more specifically set forth in Section 7.

WHEREAS, the parties desire that all development activities, including without limitation pre-clinical testing (toxicology and PK studies), human clinical trials and related work, for Products (as hereinafter defined) shall be performed as directed by ViroPharma ***, as more specifically set forth in Section 7.

WHEREAS, the parties desire that ViroPharma shall be responsible for any studies (or portions of studies) necessary or desirable, in its sole reasonable judgment, for maintaining any regulatory approval in any country, as well as any pre-marketing studies prior to regulatory approval and post-marketing studies conducted following a regulatory approval, as more specifically set forth in Section 7.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

1. DEFINITIONS

1.1 “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least forty percent (40%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

1.2 “CDAD” means Clostridium difficile-Associated Disease.

1.3 “Combination Product” means a pharmaceutical product with a unique NDC number (i) that contains (A) a Product or any analog, simple derivative, improvement or variation thereof, and (B) one or more other active ingredients in physical admixture, and/or (ii) in which a finished form of NTCD or any analog, simple derivative, improvement or variation thereof is contained separately but contained in a single package as a unit with one or more other pharmaceutical finished products.

1.4 “Confidential Information” means, with respect to a party, all information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, which is disclosed by such party to the other party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been independently developed by employees or agents of the other party without access to or use of such information disclosed by the disclosing party to the other party.

1.5 “Contract Year” means the twelve (12) month period following the First Commercial Sale, and each twelve (12) month period thereafter.

1.6 “FDA” means the United States Food and Drug Administration or the successor agency thereto.

1.7 “Field” means the use of NTCD for the detection, prevention and/or treatment of CDAD.

1.8 “First Commercial Sale” means, with respect to a Product, the first sale by ViroPharma, its Affiliates or a sublicensee of such Product in a country.

1.9 “Licensed IP Rights” means, collectively, the Licensed Patent Rights and the Licensed Know-How Rights.

1.10 “Licensed Know-How Rights” means all trade secret and other know-how rights in all information and data owned or controlled by Dr. Gerding that is not generally known (including, but not limited to, information and data regarding formulae, procedures, protocols, techniques and results of experimentation and testing), that is necessary or useful for ViroPharma to make, use, develop, sell or seek regulatory approval to market a composition, or to practice any method or process, at any time claimed or disclosed in any issued patent or pending patent application within the Licensed Patent Rights and in existence on the Effective Date, including but not limited to, the Typing System and methods for growing and maintaining the Materials.

1.11 “Licensed Patent Rights” means (a) all patents and patent applications owned or controlled by Dr. Gerding, heretofore filed or having legal force in any country, which claim any discovery or inventions relating to NTCD, or the process of manufacture or use thereof (including without limitation those certain patent applications listed on Schedule A hereto); (b) all patents that have issued or in the future issue from such patents and patent applications, including utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents.

1.12 “Materials” is defined in Section 3.1.

1.13 “NDA” means a New Drug Application, Biologics License Application, Product License Application, or similar application which is required to be filed with the FDA to obtain a marketing approval of a Product in the United States.

1.14 “Net Sales” means, with respect to a Product, the invoiced gross sales price of such Product billed to independent customers who are not Affiliates or sublicensees, less (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for spoiled, damaged, out-dated, rejected or returned Product, withdrawals and recalls and for retroactive price reductions and any other reasonable and customary allowances, credits or payments to third parties that effectively reduce the net selling price such as fee-for-services arrangements; (b) actual freight, transportation, handling and insurance costs incurred in transporting such Product to the extent separately stated on such invoices to such customers, (c) fees and charges of wholesalers and distributors relating to the Products; (d) cash, quantity and trade discounts and other similar price reductions; (e) sales, use, excise, value-added and other direct taxes incurred; (f) customs duties, surcharges and other governmental charges incurred by ViroPharma in connection with the exportation or importation of such Product; (g) rebates paid to Third Party payors, including, but not limited to, federal and state payors or pharmacy benefit managers, and any other reductions in price actually repaid and mandated by any governmental entity or required for participation in reimbursement programs, whether related to Product sales during the specific royalty period or not; and (h) a reasonable allowance for bad debt.

1.15 “Non-Toxigenic” means strains of the Clostridium difficile bacterium that do not produce any Clostridium difficile toxin.

1.16 “NTCD” means that certain bacterium referred to as Non-Toxigenic Clostridium difficile.

1.17 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.18 “Product” means any product in the Field (a) the use, manufacture, offer for sale, sale or importation of which without the license granted herein would infringe one or more Valid Claims or (b) which is developed, made, used, sold, registered, or practiced using Licensed Know-how Rights or Materials, in whole or in part.

1.19 “Reasonable Commercial Efforts” shall mean efforts and resources normally used by a similarly situated pharmaceutical development and marketing company for a product or compound owned by it or to which it has rights, which is of similar market potential at a similar stage in its development or product life, taking into account business judgment, issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, and other relevant factors and not less than the efforts applied by a party to its other projects of similar commercial potential.

1.20 “Royalty Term” means, with respect to each Product in each country, the longer of (a) *** or (b) *** years from the date of the First Commercial Sale of a Product in such country.

1.21 “Third Party” means any Person other than Dr. Gerding, ViroPharma and their respective Affiliates.

1.22 “Typing System” means that certain method of *** employing the *** that is used to identify and distinguish strains of Clostridium difficile including NTCD as described in ***.

1.23 “Valid Claim” means either (a) a claim of an issued and unexpired patent within the Licensed Patent Rights, which has not been permanently revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application within the Licensed Patent Rights, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.

1.27 Other Rules of Interpretation. Unless the context clearly indicates otherwise, the following rules shall govern the interpretation of this Agreement:

(a) The definitions of all terms defined herein shall apply equally to the singular, plural, and possessive forms of such terms;

(b) All references herein to “days” shall mean calendar days;

(c) All references to “quarters” shall mean calendar quarters;

(d) All references to “U.S.”, “U.S.A.” or “United States: shall mean the United States of America;

(e) All references to “dollars” or “$” shall mean U.S. dollars; and

(f) All references to “Sections” shall mean the corresponding Sections of this Agreement unless otherwise indicated.

2. LICENSE GRANT

2.1 Licensed IP Rights. Subject to the terms, conditions and limitations of this Agreement, Dr. Gerding hereby grants to ViroPharma an exclusive, royalty-bearing worldwide license (including the right to grant sublicenses as set forth below) under the Licensed IP Rights to conduct research and to develop, make, use, offer for sale, sell and import Products for use in the Field. Dr. Gerding retains the right to practice the Licensed IP Rights for his non-commercial research purposes related to the grant entitled ***, and any future VA or National Institutes of Health research grants approved in accordance with the terms of the Consulting Agreement between the parties of even date herewith. Dr. Gerding retains all rights to the Licensed IP Rights outside of the Field.

2.2 Rights of the U.S. Government. The licenses granted hereunder shall be subject to the overriding obligations to the U.S. Government set forth in 37 CFR Part 501 and applicable governmental implementing regulations, and to the license granted to the U.S. Government which are referred to in the Whereas clauses.

2.3 Sublicenses. Dr. Gerding grants to ViroPharma the right to grant sublicenses to third parties under the licenses granted in Section 2.1 (subject to the rights of the U.S. Government) provided that (a) ViroPharma agrees that every sublicense granted by ViroPharma shall provide that the obligations to Dr. Gerding shall be binding upon the sublicensee as if it were a party to this Agreement; (b) this Agreement shall be referenced in each sublicense; (c) the execution of a sublicense shall not in any way diminish, reduce or eliminate any of ViroPharma’s obligations under this Agreement, and ViroPharma shall remain primarily liable for such obligations, and (d) ViroPharma shall provide a copy of the sublicense agreement to Dr. Gerding within thirty (30) days of the execution of such sublicense.

2.4 Access to the Licensed IP Rights. Dr. Gerding shall provide ViroPharma with access to all documents and records regarding the Licensed IP Rights.

3. MATERIALS TRANSFER

3.1 Materials. Dr. Gerding shall provide to ViroPharma, or, at ViroPharma’s direction, to ViroPharma’s designee, a set of all biological and other materials (as further described on Schedule B attached hereto) owned by or licensed to Dr. Gerding and that constitute or relate to NTCD (the “Materials”) pursuant to the provisions of Exhibit 1, which is attached hereto and made a part hereof. ViroPharma acknowledges and agrees that Dr. Gerding will retain a complete set of such Materials, which he may use pursuant to the retained rights set forth in Section 2.1.

4. COMPENSATION FOR LICENSES

As consideration for the licenses granted to ViroPharma under this Agreement, ViroPharma shall pay Dr. Gerding the following fees, milestone payments and royalties:

4.1 License Issuance Fee. ViroPharma shall pay to Dr. Gerding a *** and *** license issuance fee of ***, payable within *** days after the Effective Date.

4.2 Milestone Payments. ViroPharma shall pay Dr. Gerding the following *** milestone payments within thirty (30) days after the occurrence of each event set forth below:

(a)*** upon submission by ViroPharma, its Affiliate or a sublicensee to the FDA of the ***;

(b)*** upon receipt by ViroPharma, its Affiliate or a sublicensee from the FDA of the ***;

(c)*** upon receipt by ViroPharma, its Affiliate or a sublicensee from the FDA of the ***; and

(d)*** upon receipt by ViroPharma, its Affiliate or a sublicensee of the ***.

Notwithstanding anything to the contrary herein, only one milestone payment shall be payable by ViroPharma in connection with each event set forth in this Section 4.2.

4.3 Royalties.

4.3.1 Royalty Rate. In consideration for the license granted to ViroPharma herein, during the Royalty Term ViroPharma shall pay royalties to Dr. Gerding on aggregate Net Sales of Products by ViroPharma, its Affiliates and sublicensees in each Contract Year, as follows (subject to the provisions of Section 4.3.3):

(a)*** of Net Sales of the ***;

(b)*** of Net Sales in excess of ***; and

(c)*** of Net Sales ***.

4.3.2 Combination Product. If a Product is sold as a Combination Product, Net Sales, for purposes of royalty payments on the Combination Product, shall be deemed to be attributable *** to the Product and *** to the other components.

4.3.3 Third Party Royalties. In the event that ViroPharma, its Affiliates or any sublicensee, in the exercise of their reasonable commercial judgment, is required to pay royalties to any Third Party or Third Parties in the aggregate amount specified below in order to secure technology rights reasonably necessary to practice the Licensed IP Rights without infringing the rights of such Third Party, then the amount of the royalties owing to Dr. Gerding under Section 4.2 above with respect to sales of such Product in such country shall be reduced as follows:

Amount of royalty to third party	Reduction to Section 4.3 royalty for such Product sales:

***	***

***	***

4.4 License Continuation Fee. In the event that ViroPharma has not filed an NDA for a Product with the FDA by the *** anniversary of the Effective Date, then on such *** anniversary date ***, ViroPharma shall pay to Dr. Gerding, a license continuation fee of *** per *** until ViroPharma files an NDA with the FDA for a Product (in the aggregate, the “License Continuation Fee”). Such license continuation fee shall be payable *** within *** of such *** date until ViroPharma files an NDA with the FDA for a Product. In the event a License Continuation Fee is paid, then *** of all future royalty payments otherwise due and owing to Dr. Gerding under Section 4.2 of this Agreement shall no longer be due and owing to Dr. Gerding but instead shall ***, but only until the ***.

5. ROYALTY REPORTS AND ACCOUNTING

5.1 Royalty Reports. During the term of this Agreement following the First Commercial Sale of a Product, ViroPharma shall furnish to Dr. Gerding a *** written report showing the calculation of royalties owing for the reporting period (including gross sales of all Products, on a Product-by-Product and country-by country basis, Net Sales, earned royalties, method of conversion and payments due and amounts ***). With respect to sales of Products invoiced in United States dollars, all amounts shall be expressed in United States dollars. With respect to sales of Products invoiced in a currency other than United States dollars, all amounts shall be expressed in the domestic currency of the party making the sale together with the United States dollar equivalent. The exchange rate will be the dollar exchange rate determined in accordance with GAAP, consistently applied, and normal accounting practices used by ViroPharma to record revenues from such country for the period in question. Reports shall be due on the *** day following the close of each ***. ViroPharma shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

5.2 Audits.

5.2.1 Upon the written request of Dr. Gerding and not more than *** in each calendar year, ViroPharma shall permit an independent certified public accounting firm selected by Dr. Gerding and reasonably acceptable to ViroPharma to have access during normal business hours to such of the records of ViroPharma as may be reasonably necessary to verify the accuracy of the royalty reports for any year ending not more than *** prior to the date of such request. The accounting firm shall disclose to Dr. Gerding only such information as is necessary to establish whether or not the reports are correct and the amount of any discrepancies.

5.2.2 If such accounting firm concludes that additional royalties were owed during such period, ViroPharma shall pay the additional royalties within *** days of the date Dr. Gerding delivers to ViroPharma such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by Dr. Gerding; provided, however, if the audit discloses that the royalties payable by ViroPharma for the audited period are more than *** of the royalties actually paid for such period, then ViroPharma shall pay the reasonable fees and expenses charged by such accounting firm. Any overpayments of royalties determined during an audit shall be fully creditable against amounts payable by ViroPharma to Dr. Gerding in subsequent payment periods.

5.3 Confidential Financial Information. Dr. Gerding shall treat all financial information subject to review under this Section 5 as confidential, and shall cause its accounting firm to retain all such financial information in confidence under Section 8 below, except to the extent necessary to enforce Dr. Gerding’s rights hereunder.

6. PAYMENTS

6.1 Payment Terms. Royalties shall be due and payable *** days following the end of each ***. Payment of royalties in whole or in part may be made in advance of such due date. ViroPharma shall be responsible for all payments that are due to Dr. Gerding but have not been paid by ViroPharma’s Affiliates or sublicensees. All payments shall be payable within the time frames specified in this Section 6.1.

6.2 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all of any payments due by ViroPharma hereunder with respect to any country where the Product is sold, ViroPharma shall pay royalties and any other payments due to Dr. Gerding from ViroPharma’s other sources of dollars.

6.3 Overdue Payments. Royalties or any other payments provided for in this Agreement shall, when overdue, bear interest at a monthly rate of *** over the reference rate or successive reference rates in effect at LaSalle Bank in Chicago, Illinois during each month of delinquency

6.4 Exchange Rate; U.S. Dollars. All amounts due Dr. Gerding shall be payable in dollars in Chicago, Illinois. When Products are sold for monies other than dollars, the earned royalties will first be determined in the foreign currency of the country in which such Products were sold and then converted into equivalent dollars according to the formula set forth in Section 5.1.

6.5 Taxes; Bank Transfer Charges. Royalties earned with respect to sales occurring in any country outside the United States shall not be reduced by any taxes, fees or other charges imposed by the government of such country on the remittance of royalty income. ViroPharma shall also be responsible for all bank transfer charges.

7. DILIGENCE OBLIGATIONS

7.1 Product Approval and Product Supply in the United States. ViroPharma, ***, shall use Reasonable Commercial Efforts to develop, test, and obtain regulatory approvals for Products in the United States.

7.2 Marketing and Sales in the United States. ViroPharma shall use Reasonable Commercial Efforts to manufacture, market and sell the Products in the United States, and will prepare and be solely responsible for all advertising and promotional materials and marketing activities for Products. ViroPharma shall also be responsible for developing and registering trademarks and copyrighting information for Products and shall own all such trademarks and copyrights.

7.3 European Market. ViroPharma (itself or by or through its Affiliates or sublicensees), ***, shall use Reasonable Commercial Efforts, to seek a Third Party to develop and commercialize the Products, or develop the Products itself in the *** (the “European Countries”).

7.4 Records. ViroPharma shall maintain records, in sufficient detail and in good scientific manner, which shall reflect all work done and results achieved in the performance of its research and development regarding the Licensed IP Rights and the Products (including all data in the form required under all applicable laws and regulations).

7.5 Reports. Within *** days following the end of each *** during the term of this Agreement, ViroPharma shall prepare and deliver to Dr. Gerding a written summary report which shall describe the research and development of Products during such ***.

8. REPRESENTATIONS AND WARRANTIES

8.1 Mutual Representations and Warranties. Each party hereby represents and warrants to the other party as follows:

8.1.1 Binding Obligation. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization and other laws relating to or affecting creditors’ rights general and by general equitable principles.

8.1.2 No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

8.1.3 No Conflict. The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws, regulations or policies, and (b) do not conflict with, or constitute a default under, any contractual obligation of him or it.

8.2 ViroPharma’s Representations and Warranties. ViroPharma hereby represents and warrants to Dr. Gerding as follows:

8.2.1 Corporate Existence. ViroPharma is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated.

8.2.2 Authorization and Enforcement of Obligations. ViroPharma (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

8.2.3 Compliance with Law. ViroPharma shall comply in all material respects with all applicable laws and regulations in connection with its activities under this Agreement.

8.3 Dr. Gerding’s Representations and Warranties. At the Effective Date, Dr. Gerding represents and warrants to ViroPharma as follows:

8.3.1 Ownership.

(a) Dr. Gerding owns sufficient right, title and interest in the Licensed IP Rights to enter into this Agreement and to grant the licenses set forth herein, subject to the retained rights of the U.S. Government as described herein.

(b) To Dr. Gerding’s knowledge, Dr. Gerding has disclosed to ViroPharma all agreements with any funding agency or foundation that has provided support of any kind in the development of the Licensed IP Rights.

(c) The execution, delivery and performance of this Agreement by Dr. Gerding does not conflict with any agreement, instrument or understanding, oral or written, to which he is a party or by which he may be bound.

8.3.2 Employment and Consulting Relationships. Except for his positions as set forth in Schedule C, (i) Dr. Gerding held no other employment positions with any entity during the time that he first conceived of and developed the inventions that are embodied in the Licensed Patent Rights which is the period of time beginning in 1990 through the date of this Agreement, and (ii) did not provide consulting services to any Third Party, excluding the VA, regarding NTCD during the time period set forth in Section 8.3.2(i).

8.3.3 Infringement.

(a) Dr. Gerding is not aware of any infringement or misappropriation by a Third Party of the Licensed IP Rights.

(b) Dr. Gerding has no actual knowledge, without independent investigation, of any Third Party patent, patent application or other intellectual property rights that would be infringed by practicing any process or method or by making, using or selling any composition which is claimed or disclosed in the Licensed Patent Rights or which constitutes Licensed Know-How Rights.

(c) There are no pending or (to Dr. Gerding’s knowledge) threatened claims by any Third Party and Dr. Gerding has never received any notice from a Third Party alleging that the use of NTCD infringes or misappropriates any patent, trade secret or any other intellectual property right of any Third Party.

8.4 “AS IS”; DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, VIROPHARMA AGREES THAT THE LICENSED PATENT RIGHTS ARE PROVIDED “AS IS”, AND THAT DR. GERDING MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PERFORMANCE OF PRODUCTS INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. FURTHER, THE LIMITED WARRANTIES CONTAINED IN THIS SECTION ARE THE SOLE WARRANTIES GIVEN BY THE PARTIES AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, INFRINGEMENT OR OTHERWISE, AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY COMMON LAW, STATUTE OR OTHERWISE ARE HEREBY DISCLAIMED BY BOTH PARTIES.

9. CONFIDENTIALITY

9.1 Confidential Information. During the term of this Agreement, and for a period of *** years following the expiration or earlier termination hereof, each party shall maintain in confidence all Confidential Information of the other party, and shall not use, disclose or grant the use of the Confidential Information of the other party to any third party except on a need-to-know basis to those directors, officers, employees, consultants, clinical investigators, contractors, (sub)licensees, distributors or permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement. The foregoing obligations of confidentiality hereunder shall apply to each of ViroPharma and Dr. Gerding as it relates to ***. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such person or entity to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information. Notwithstanding anything to the contrary, to the extent that any Confidential Information is identified by ViroPharma as a *** hereunder, then Dr. Gerding’s obligation to maintain the confidentiality thereof shall extend indefinitely.

9.2 Terms of this Agreement. Except as otherwise provided in this Agreement, neither party shall disclose any terms of this Agreement to any third party without the prior consent of the other party provided that nothing herein shall restrict a party from disclosing the terms of this Agreement to its professional advisors (including without limitation its accountants, attorneys and tax advisors) provided that such advisors are subject to confidentiality obligations at least as strict as those provided in this Section 9.2.

Notwithstanding the foregoing, the parties shall agree upon the substance of information that can be used to describe the terms of this transaction, and each party may disclose such information, as modified by mutual agreement from time to time, without the other party’s consent.

9.3 Permitted Disclosures. The confidentiality obligations contained in this Section 9 shall not apply to the extent that the receiving party is required (a) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (b) to disclose information to any governmental agency for purposes of obtaining approval to test or market a Product, provided in either case that the receiving party shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.

10. PATENTS AND INTELLECTUAL PROPERTY

10.1 Prosecution and Maintenance.

10.1.1 During the term of the Agreement, ViroPharma shall, ***, diligently and in the reasonable exercise of its commercial judgment, prepare, file, prosecute, maintain and defend the Licensed Patent Rights. ViroPharma shall give Dr. Gerding an opportunity to review and comment on the text of each patent application within the Licensed Patent Rights before filing, and shall provide Dr. Gerding with a copy of such patent application as filed, together with notice of its filing date and serial number. Dr. Gerding shall cooperate with ViroPharma, execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, prosecution and maintenance of the Licensed Patent Rights.

10.1.2 If ViroPharma does not intend to file for patent protection or does not wish to continue preparation, prosecution, or maintenance of a Licensed Patent Right, then it shall give Dr. Gerding at least *** days advance written notice of its intention to abandon prosecution and/or maintenance of any Licensed Patent Rights. In such case, Dr. Gerding may elect in his sole discretion to continue preparation, filing and prosecution or maintenance of the to be discontinued Licensed Patent Rights ***. Gerding shall then own any such Licensed Patent Rights and ViroPharma shall execute such documents and perform such acts as may be reasonably necessary for Gerding to file or to continue prosecution or maintenance, including assigning ownership of such Licensed Patent Rights to Gerding. ***. The licenses granted under this Agreement with respect to such discontinued Licensed Patent Rights shall terminate.

10.1.3 ViroPharma will consult Dr. Gerding and will keep Dr. Gerding continuously informed of all matters relating to the preparation, filing, prosecution and maintenance of the Licensed Patent Rights covered by this Agreement including, but not limited to, disclosing to Dr. Gerding the complete text of all such Licensed Patent Rights. Except as provided in Section 10.1.2 for discontinued Licensed Patent Rights, ViroPharma will be responsible *** of all patent preparation, filing, prosecution and maintenance (including ***) for all Licensed Patent Rights worldwide.

10.1.4 ViroPharma shall be have sole control, in its sole discretion, with respect to the preparation, filing, prosecution and maintenance of patents and patent applications relating to any innovation that constitutes an improvement, modification or enhancement to NTCD and which is made or conceived by or on behalf of ViroPharma after the Effective Date.

10.2 Enforcement.

10.2.1 Each party shall notify the other party of any infringement known to such party of any Licensed Patent Rights and shall provide the other party with the available evidence, if any, of such infringement.

10.2.2 ViroPharma, ***, have the right to determine the appropriate course of action to enforce the Licensed Patent Rights from infringement. ViroPharma shall take appropriate action to enforce the Licensed Patent Rights, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the Licensed Patent Rights or the Improvement Patent Rights and shall consider, in good faith, the interests of Dr. Gerding in so doing. Dr. Gerding shall have the right, ***, to be represented in such action by his own counsel. If ViroPharma does not, within *** days of receipt of notice from Dr. Gerding under Section 10.2.1, abate the infringement or file suit to enforce the Licensed Patent Rights against at least one infringing party, Dr. Gerding shall have the right to take whatever action he deems appropriate to enforce the Licensed Patent Rights; provided, however, that, within *** days after receipt of notice of Dr. Gerding’s intent to file such suit, ViroPharma shall have the right to jointly prosecute such suit and to fund up to *** of such suit. Dr. Gerding and ViroPharma shall reasonably cooperate with each other in the planning and execution of any action to enforce the Licensed Patent Rights. The party controlling any such enforcement action shall not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of the non-controlling party without the prior written consent of the other party.

10.2.3 The costs and expenses of all suits brought by a party under this Section 10.2 ***, if it participates in such suit, ***, out of any damages or other monetary awards recovered therein in favor of Dr. Gerding or ViroPharma. Each party shall recover their respective ***, associated with any litigation or settlement thereof from any recovery made by any party. Any excess amount shall ***.

10.3 Intellectual Property Ownership. As between Dr. Gerding and ViroPharma, all innovations relating to NTCD (including any related data developed in connection therewith) solely owned by ViroPharma (the “ViroPharma IP”) shall be owned by ViroPharma. Dr. Gerding acknowledges that he has no ownership interest in any trade secrets, data, intellectual property and other know-how rights developed by *** pursuant to the agreement between ViroPharma and ***.

11. TERMINATION

11.1 Expiration. Unless earlier terminated in accordance with the provisions of Section 11.2, 11.3, 11.4, 11.5 or 11.6, this Agreement shall remain in effect on a Product-by-Product basis and country-by-country basis for the applicable Royalty Term.

11.2 Termination by ViroPharma. ViroPharma may terminate this Agreement, in its sole discretion, upon *** days prior written notice to Dr. Gerding. Upon termination of this Agreement pursuant to this Section 11.2, ViroPharma shall, for a period of *** following such termination, use Reasonable Commercial Efforts to work with Dr. Gerding to convey ViroPharma’s rights to any ViroPharma IP to a Third Party on commercially reasonable terms and conditions acceptable to ViroPharma and Dr. Gerding, acting in good faith and in the exercise of reasonable commercial judgment.

11.3 Termination for Cause. A party may terminate this Agreement upon or after the material breach of this Agreement by the other party if the other party has not cured such material breach within *** days after written notice thereof by the non-breaching party (*** days for a payment default); provided, however, if any material breach is not capable of being cured within such *** day period and the other party is diligently undertaking to cure such material breach as soon as commercially feasible thereafter under the circumstances, the breaching party shall have an additional *** of days to cure such breach. The parties agree that failure to make a payment when due shall be capable of remedy within such *** period under all circumstances.

11.4 Termination Due to an Event of Force Majeure. If an event of Force Majeure as set forth in Section 13.8 should continue for a period of ***, the party not suspending performance due to an event of Force Majeure shall be entitled to terminate this Agreement upon written notice to the other party.

11.5 Termination Due to Bankruptcy, Insolvency or Receivership of ViroPharma. Dr. Gerding may terminate this Agreement *** to ViroPharma (a) upon the institution by or against ViroPharma of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of ViroPharma’s debts, provided, however with respect to involuntary proceedings, that such proceedings are not dismissed within *** days; (b) upon ViroPharma’s making an assignment for the benefit of creditors; or (c) upon the ViroPharma’s dissolution or ceasing to do business.

11.6 Termination For Failure to Pay License Continuation Fee. Dr. Gerding may terminate this Agreement *** to ViroPharma if ViroPharma has failed to pay a License Continuation Fee as required pursuant to the provisions of Section 4.4 of this Agreement.

11.7 Paid Up License. Upon expiration of this Agreement pursuant to Section 11.1 on a Product-by-Product basis and country-by-country basis, ViroPharma shall have an irrevocable, paid-up, exclusive, perpetual license under the Licensed Know-How Rights for use in the Field.

11.8 Consequences of Expiration or Termination. If this Agreement is terminated or expires for any reason, the parties shall have the following rights and obligations:

(a) Except where expressly provided for otherwise in this Agreement, termination of this Agreement shall not relieve the parties hereto of any liability, including any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice any party’s right to obtain performance of any obligation.

(b) If this Agreement is terminated by Dr. Gerding pursuant to Section 11.3, 11.4, 11.5 or 11.6 or by ViroPharma pursuant to Section 11.2 or 11.4, the licenses granted under this Agreement shall terminate.

(c) Unless this Agreement has expired or has been terminated by ViroPharma for cause as provided under the provisions of Section 11.3 or an expiration of the Agreement pursuant to Section 11.1 in which case this Section shall not apply, ViroPharma, its Affiliates and any sublicensees shall within *** days of the date of the termination of this Agreement, return any documentation and all copies of documentation (in any media) in its possession, custody or control that contain Dr. Gerding’s Confidential Information, but none of ViroPharma’s Confidential Information, and shall certify in writing that it has done so after a reasonable examination of all its files where such documentation has been maintained.

11.9 Survival. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 5.2, 5.3, 8, 9, 11.7, 11.8, 11.9, 12 and 13.4 shall survive the expiration or termination of this Agreement.

12. INDEMNIFICATION AND INSURANCE

12.1 Indemnification.

12.1.1 By ViroPharma. ViroPharma shall at all times during the term of this Agreement and thereafter, defend, indemnify and hold Dr. Gerding, his successors, heirs and assigns (“Indemnitees”), harmless from and against any and all losses, costs, claims, damages, liabilities and expenses (including reasonable attorneys’ and professional fees and other expenses of litigation) (collectively, “Liabilities”), including Liabilities resulting from a claim, suit, or proceeding (“Claim”) made or brought by a Third Party against an Indemnitee arising out of (a) the death or injury to any person or persons or out of any damage to property; (b) resulting from the development, manufacture, use, sale, lease, consumption, advertisement, storage or handling of Products by ViroPharma, its Affiliates or sublicensees, or their representatives, agents or subcontractors under this Agreement, or (c) any actual or alleged violation of law resulting therefrom; provided however, that no indemnification shall be payable by ViroPharma to the extent that the Liabilities result from Dr. Gerding’s breach of any representation, warranty or covenant set forth in Sections 8.1 and 8.3.

12.2 Insurance. ViroPharma shall maintain insurance (including product liability insurance) with respect to the research, development and commercialization of Products by ViroPharma in such amounts as ViroPharma customarily maintains with respect to the research, development and commercialization of its similar products. ViroPharma shall maintain such insurance for so long as it continues to research, develop or commercialize any Products, and thereafter for so long as ViroPharma customarily maintains insurance covering the research, development or commercialization of its similar products.

13. MISCELLANEOUS

13.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing and addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

If to Dr. Gerding:	Dale N. Gerding, M.D.
680 N. Lake Shore Drive, # 1121
Chicago, Illinois 60611
Fax: (312) 649-6726

If to ViroPharma:	ViroPharma Incorporated
397 Eagleview Boulevard
Exton, Pennsylvania 19341
Attention: Vice President, Business Development
Fax: (610) 458-7380

13.2 Assignment. Except as otherwise expressly provided under this Agreement neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other party; provided, however, that ViroPharma may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business whether through merger, consolidation, change in control or similar transaction and provided that Dr. Gerding may assign his rights to receive payment due hereunder to a Third Party without the consent of ViroPharma. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 13.2 shall be void.

13.3 Binding Effect. Subject to the limitations on assignment set forth in Section 13.2, this Agreement shall be binding upon and inure to the benefit of (a) any personal representatives, successors in interest and assigns of Dr. Gerding, and (b) any successors in interest and assigns of ViroPharma.

13.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

13.5 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied representations, agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement, provided that each party hereby acknowledges and agrees that the ***. Notwithstanding the foregoing, that certain Consulting Agreement of even date herewith, that certain Consulting Agreement between the parties dated December 9, 2004, and that certain non-disclosure agreement dated January 13, 2006, shall not be superseded hereby and shall continue in full force and effect in accordance with their terms.

13.6 Independent Contractors. Each party hereby acknowledges that the parties shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior consent of the other party to do so. Without limiting the generality of the foregoing, Dr. Gerding shall not be entitled to any of the benefits which ViroPharma may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Dr. Gerding is solely responsible for all tax returns and payments required to be filed with, or made to, any U.S. federal, state or local tax authority with respect to his receipt of fees under this Agreement. No part of Dr. Gerding’s compensation will be subject to withholding by ViroPharma for the payment of any social security, federal, state or any other employee payroll taxes. ViroPharma will regularly report amounts paid to Dr. Gerding by filing Form 1099-MISC with the Internal Revenue Service as required by law.

13.7 Waiver. The waiver by a party of any right hereunder, or of any failure to perform or breach by the other party hereunder, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other party hereunder whether of a similar nature or otherwise.

13.8 Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

13.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

/s/ Dale N. Gerding
Dale N. Gerding, M.D.

ViroPharma Incorporated

By	/s/ Richard de Rosen

Name	/s/ Richard de Rosen

Title	CEO, President and Chairman

SCHEDULE A

LICENSED PATENT RIGHTS

Country	Patent No.	Filing Date	Issue Date

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

*	Issued from a ***

SCHEDULE B

MATERIALS

A sample of each NTCD ***, which will specifically include types ***. All types will be provided in duplicate, one specimen in *** and the second ***.

SCHEDULE C

EMPLOYMENT (1990 to 2006)

1980-1992	Chief, Infectious Disease Section, VA Medical Center, Minneapolis, MN.
1992-2003	Chief, Medical Service, Lakeside Division, VA Chicago HCS, Chicago, IL.
1992-2003	Professor and Associate Chairman, Department of Medicine, Northwestern University Medical School, Chicago, Illinois.
1999-2000	Editor, icanPrevent and icanMD, ican, INC., Eden Prairie, Minnesota (Sabbatical)
2003-Present	Associate Chief of Staff Research & Development, Hines VA Hospital, Hines, IL.
2003-present	Professor, Department of Medicine, Loyola University Chicago Stritch School of Medicine, Maywood, IL